Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 19, 1999, accompanying the consolidated financial statements included in the Annual Report of Aydin Corporation and subsidiaries in this Form 8K/A for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of L-3 Communications Holdings, Inc. on Form S-8 for the 1999 Long Term Performance Plan.


GRANT THORNTON LLP
Philadelphia, Pennsylvania
May 10, 1999